 EXHIBIT 10.20

Loan Agreement

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is made and entered into in this 20th day of August 2024 (“Effective Date”), by and between Elite Performance Holding Corp. a Nevada corporation, its successors and assigns (the “Company”), and Blaise Cotogno (the “Lender”).

RECITALS

WHEREAS, the Company is in need of capital for Initial Public Offering related expenses and the Lender has agreed to provide up to $100,000.00 of such capital according to the terms hereof; and

WHEREAS, the Lender and Company are entering into this Agreement to establish terms by which the Lender, in their sole discretion, may fund Loans, as set forth herein and therein the related Note, described below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is acknowledged by the Lender and Company (each “party” and, collectively, “parties”), the parties hereby agree as follows:

1. LOANS; PROMISSORY NOTE. The Lender shall loan the Company up to $100,000 (the “Principal Amount”) pursuant to the terms hereof; provided, nothing herein or otherwise shall obligate Lender to make any future loans to the Company. All sums advanced pursuant to the terms of this Agreement (a “Loan”) shall be evidenced by a separate 12% convertible promissory note (the “Note”), in substantially the form set forth as Exhibit A hereto. The Note shall be convertible into shares of the Company’s common stock (the “Common Stock”) pursuant to the terms contained in the Note. All covenants, conditions and agreements contained herein are made a part of the Note, unless modified therein.

a. Unless stated otherwise in the Note, the Note will automatically mature on August 21, 2025.

b. At the Effective Date, the Lender agrees to a net deposit of One Hundred Thousand Dollars ($100,000.00) face value of the Loan in the Company’s account to pay certain expenses related to the Company’s proposed Initial Public Offering. All sums advanced pursuant to this Agreement shall bear simple interest from the date the Loan is made until paid in full at an interest rate of twelve percent (12%) per annum. The accrued interest shall not compound and will be calculated on the basis of a 360-day year. Interest shall be paid by the Company quarterly. In the Event of a Default (as defined in the Note), the Note will bear simple interest at an annual rate of 18%, which shall become the new rate of interest on this Note.

2. WARRANTS. Upon signing this Agreement at the Effective Date, the Company shall simultaneously issue to the Lender at the Effective Date, a warrant in substantially the form annexed hereto as Exhibit B (the “Warrant”) to purchase an aggregate of 100,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $2.00 per share (the “Exercise Price”). The Warrant shall be cashless exercisable for a period of five (5) years from the issue date specified on the face of such Warrant until and unless the underlying common shares are registered by the Company in an effective registration statement as set forth in Section 5, and such registration statement stays effective, in which event the Warrants shall be exercisable only on a cash basis. The Warrants shall have Down Round Protection meaning that prior to exercise, if at any time the Company grants, issues or sells any Common Stock, options to purchase Common Stock, securities convertible into Common Stock or rights relating to Common Stock (the “Purchase Rights”) to any person, entity, association, or other organization other than the Lender, at a price per share less than the Exercise Price, then the Exercise Price hereof shall be proportionately reduced to match the price per share of the Purchase Rights. For purposes of clarification, if the Company sells Common Stock at $1.00 per share at any time after the date hereof but prior to exercise, then the Exercise Price of Lender’s Warrant Shares would be adjusted to $1.00. Notwithstanding, the Exercise Price may not exceed $2.00 per share in any case.

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Loan Agreement

The issuance of Purchase Rights shall not constitute a Down Round for purposes of this Agreement in the event of: (i) the exercise or issuance of stock options or the conversion of convertible securities in each case issued to employees and directors of the Company pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company; (ii) a dividend or distribution payable to holders of capital stock of the Company; (iii) a subdivision (by stock split, recapitalization or otherwise) of outstanding shares of the Company into a greater number of shares; or (iv) the issuance of shares pursuant to a currently outstanding security. Each of these events shall be an “Exempt Issuance”.

3. PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note before the Maturity Date, without any penalty. In the event of prepayment, the Lender shall retain the Warrants

4. ALLOWANCE FOR LEGAL FEE. There will be a $5,000 allowance for Lender’s legal fees paid by the Company.

5. REGISTRATION RIGHTS. If, after the date hereof, the Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission”) a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Warrant Holder written notice of such determination and, unless the Warrant Holder objects to the registration of the Warrant Shares or any part thereof in writing within ten (10) calendar days after receipt of such notice, the Company shall include in such registration statement all of the Warrant Shares, subject to customary cutbacks applicable to all holders of registration rights. To the extent not all of the Warrant Shares may be included for registration in the registration statement, as a result of the Commission’s application of Rule 415 under the 1933 Act, priority in such registration statement will be given to the other Common Stock included therein in preference to the Warrant Shares except no preference shall be given to shares held by affiliates. The obligations of the Company under this Section may be waived by the Warrant Holder. Notwithstanding anything to the contrary herein, the registration rights granted to the Warrant Holder shall not be applicable for such times as such Warrant Shares may be sold by the Holder thereof without restriction pursuant to Rule 144 of the 1933 Act.

6. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. In order to induce Lender to enter into this Agreement and to make the Loans provided for herein, Company represents and warrants to Lender as follows:

a. Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company has two wholly owned subsidiaries incorporated in the state of Nevada and Florida, respectively.

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Loan Agreement

b. Non-Shell Status. The Company is not now or ever been a shell as that term is defined in Rule 405 of the Securities Act.

c. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Note, and the Warrants (all such documents together with all amendments, schedules, exhibits, annexes, supplements and related items, to each such document shall hereinafter be collectively referred to as, the “Transaction Documents”). The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by it of the transactions contemplated in, have been duly and validly authorized by all necessary corporate action. The Transaction Documents, when executed and delivered, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

d. Disclosure. None of the Transaction Documents nor any other document, certificate or instrument furnished to the Lender by or on behalf of the Company in connection with the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

e. Adequate Shares. The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by the respective Warrants and Note.

f. Periodic Filings. The Company at all times will remain current in its reporting requirements with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and maintain its continued listing of the Company’s common stock on NASDAQ Global Market.

g. Additional Issuances. Except for the transactions contemplated by the Transaction Documents, the Company, for a period of twelve (12) months from the date hereof, will not issue, grant or sell any security with a variable conversion or exercise rate.

7. REPRESENTATIONS AND WARRANTIES BY LENDER. Lender, by the acceptance of this Note, represents and warrants to Company as follows:

a. Lender is acquiring the Note with the intent to hold as an investment and not with a view of distribution.

b. Lender is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Note for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. Lender has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Note, and has no need for liquidity in such investment. Lender, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and Lender, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Note.

c. Lender acknowledges and agrees that it is purchasing the Note hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

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Loan Agreement

8. LIQUIDATED DAMAGES.

a. Upon receipt by the Company of a written request from Lender to convert any amount due under any Note or to exercise any portion of any Warrant, subject to any limitations on conversion or exercise contained in any Note and/or Warrant, the Company shall have three (3) business days (“Delivery Date”) to issue the shares of Common Stock rightfully listed in such request. If the Company fails to timely deliver the shares, the Company shall pay to Lender in immediately available funds $500.00 per day past the Delivery Date that the shares are actually issued. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued or, at the option of Lender, may be added to the principal under any Note. The Company agrees that the right to convert the Note or exercise its Warrants is a valuable right to Lender and a material consideration of it entering this Agreement. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Lender due to any such breach. The parties agree that this Section is not intended to in any way limit Lender’s right to pursue other remedies, including actual damages and/or equitable relief.

b. The Company and Lender hereto acknowledge and agree that the sums payable as Liquidated Damages under subsection 8(a) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Lender, including the right to call a default under the Securities Purchase Agreement. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a registration statement, (iii) one of the reasons for the Company and the Lender reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Lender are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm’s length.

9. CONVERSION COSTS. The Company agrees to cover Lender’s certificate processing cost by to the principal for each note conversion effected by Lender.

10. EVENTS OF DEFAULT. An event of default will occur if any of the following circumstances occur (each an “Event of Default”):

a. Any representation or warranty made by Company in this Agreement or in connection with any Warrant or Note, or in any financial statement, or any other statement furnished by Company to Lender is untrue in any material respect at the time when made or becomes untrue.

b. Default by Company in the observance or performance of any other covenant or agreement contained in this Agreement.

c. Filing by Company of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

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Loan Agreement

d. Filing of an involuntary petition against Company in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded or undischarged.

e. Company liquidates, transfers, sells or assigns substantially its assets or elects to wind down its operations or dissolve.

f. The Company fails to maintain irrevocable TA instruction or file with the Company’s transfer agent along with a reserve of common shares sufficient to satisfy the Note based on a then hypothetical conversion scenario per the terms of the Note.

g. The Company fails to maintain DTC or DWAC eligibility.

h. The Company fails to stay current in its SEC reporting obligations or maintain its continued listing of the Company’s common stock on NASDAQ Global Market.

i. The Company fails to deliver Lender the shares of Common Stock rightfully listed in any Conversion Notice or any Warrants Exercise Notice within three (3) business days.

j. The Company breaches any other agreement it has with Lender or his assigns.

k. The Company interferes with Lender’s or its assigns’ efforts to remove the restrictive legend from the Common Stock issued as a result of conversion of any Note when Lender or his assign has provided a reasoned attorney opinion letter opining that the shares are eligible to have the legend removed pursuant to Rule 144 or otherwise.

11. REMEDIES. There will be no cure period available for the Event of Default as defined in subsection 10(d) and 10(e); Upon the occurrence of any Event of Default, and provided such Event of Default as defined in subsection 10(a) through 10(c), and 10(f) through 10(l), has not been cured by the Company within five (5) business days after the occurrence of such Event of Default (except a payment default of any interest, principal and/or other amount when due, of which no cure period is available), the Holder, may, by written notice to the Company, declare all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, immediately due and payable (without advanced notice as may otherwise by required hereunder); provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice. Holder shall also have all other remedies available under law and equity. There shall be a late charge equal to 18% of the amount of any unpaid principal plus any interest accrued as of the due date.

12. NOTICE. Any and all notices, demands, advance requests or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if (i) personally served, (ii) sent by email on the date such email is sent (provided confirmation of such email being sent is provided upon request) (iii) deposited in the United States mail, postage prepaid, return receipt requested, or (iv) by facsimile with confirmation receipt. Notice hereunder is to be given as follows:

If to the Company:

Elite Performance Holding Corp.

3301 NE 1st Ave, Suite M704

Miami , FL 33137

Attn: Joey Firestone

joey@elite-beverage.com

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Loan Agreement

If to the Lender:

Cynthia Nirdosh

1 Ocean Drive, APT 22D

Brooklyn, NY 11224

Email: blaisec128@gmail.com

Attn: Blaise Cotogno

13. GENERAL PROVISIONS. All representations and warranties made in the Transaction Documents shall survive the execution and delivery of this Agreement and the making of any Loans hereunder. This Agreement will be binding upon and inure to the benefit of Company and Lender, their respective successors and assigns.

14. ENTIRE AGREEMENT. The Transaction Documents contain the entire agreement of the parties and supersedes and replaces all prior discussions, negotiations and representations of the parties. No party shall rely upon any oral representations in entering into this agreement, such oral representations, if any, being expressly denied by the party to whom they are attributed and it being the intention of the parties to limit the terms of this Agreement to those matters contained herein in writing. However, incorporated Note shall be deemed controlling at all times with regards to any inconsistent or changed terms or amendments contained therein.

15. BINDING EFFECT. This agreement is binding upon and inures to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. Lender may assign their rights hereunder without prior permission from the Company.

16. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of law provisions. All disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall only be heard in any competent court residing in Miami- Dade County, Florida. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Lender shall only be brought in such courts.

17. ATTORNEYS FEES. Each party will cover their own attorney fees above the fees included in this agreement.

18. AMENDMENT. The terms of this Agreement may not be amended, modified, or eliminated without written consent of the parties.

19. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision thereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

20. CONSTRUCTION. Section and paragraph headings are for convenience only and do not affect the meaning or interpretation of this Agreement. No rule of construction or interpretation that disfavors the party drafting this Agreement or any of its provisions will apply to the interpretation of this Agreement. Instead, this Agreement will be interpreted according to the fair meaning of its terms.

21. FURTHER ASSURANCES. Each party hereto agrees to do all things, including execute, acknowledge and/or deliver any documents which may be reasonably necessary, appropriate or desirable to effectuate the transactions contemplated herein pursuant to terms and conditions of this Agreement.

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Loan Agreement

IN WITNESS WHEREOF, the parties hereto enter into this Loan Agreement which is effective as of the date first written.

Company:		Lender:

Elite Performance Holding Corp.		Blaise Cotogno

By:		By:
Name:	Joey Firestone	Name:	Blaise Cotogno
Title:	Chief Executive Officer	Title:	Individual

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Loan Agreement

EXHIBIT A

PROMISSORY NOTE FORM

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Loan Agreement

EXHIBIT B

WARRANT FORM

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NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

ELITE PERFORMANCE HOLDING CORP.

$100,000.00 NOTE

TWELVE PERCENT (12%) PROMISSORY NOTE

DATED August 21, 2024

THIS NOTE (the “Note”) is a duly authorized Promissory Note of ELITE PERFORMANCE HOLDING CORP. a Nevada corporation (the “Company”).

FOR VALUE RECEIVED, Elite Performance Holding Corp. a Nevada corporation, its successors and assigns (the "Company"), hereby promises to pay Blaise Cotogno (the “Holder”), the principal sum of ONE HUNDRED THOUSAND Dollars and No Cents ($100,000.00) pursuant to the redemption schedule outlined in Section 10 below (the “Principal Amount”) in the amount of ONE HUNDRED THOUSAND Dollars and No Cents ($100,000) (the “Bridge Loan”) on August 20, 2025 (the “Maturity Date”), and to pay interest on the Outstanding Principal Amount (“Interest”) in a lump sum on the Maturity Date, at the rate of TWELVE PERCENT (12%) per Annum (the “Rate”) from the date of issuance for 12 months.

1)

Accrual of Interest shall commence on the date of this Note at the Rate of twelve percent (12%) and continue for 12 months. After 12 months the Rate is eighteen (18%) until the Company repays in full the outstanding Principal Amount plus all accrued but unpaid Interest and any prepayment fees. Upon an Event of Default, the Rate shall be adjusted as set forth in Section 8. The outstanding Principal Amount of this Note is payable on the Maturity Date in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time. The Company will pay the outstanding Principal Amount of this Note on or before the Maturity Date, free of any withholding or deduction of any kind to the Holder as of the Maturity Date and addressed to the Holder at the address appearing on the Note Register.

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This Note is subject to the following additional provisions:

2)

All payments on account of the outstanding Principal Amount of this Note and all other amounts payable under this Note (whether made by the Company or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, cost, and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called “Taxes.”

3)

Most Favored Nation/Share Issuance. So long as this Note is outstanding, and prior to the complete conversion or payment of this Note, if the Company shall issue any Common Stock for consideration per share that is less than the Conversion Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issuance price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock, or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above described security, debt instrument, warrant, right or option, and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase right if such issuance is at a price lower than the then applicable Conversion Price. The reduction of the Conversion Price described in this paragraph is in addition to all other rights of the Holder of this Note.

The Company will not issue fractional shares or script representing fractions of shares of Common Stock on conversion, but the Company will round the number of shares of Common Stock issuable up to the nearest whole share. The date on which a Notice of Conversion is given shall be deemed to be the date on which the Holder notifies the Company of its intention to so convert by delivery, by facsimile transmission, email, or otherwise, of a copy of the Notice of Conversion. Notice of Conversion may be sent by email to the Company, Attn: Chief Executive Officer. At the Maturity Date, subject to Section 13 below, the Company will pay any unconverted outstanding Principal Amount and accrued Interest thereon, at the option of the Holder, in either (a) cash or (b) Common Stock valued at a price equal to the Conversion Price determined as if the Note was converted in accordance with its terms into Common Stock on the Maturity Date.

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4)

No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to the payment of the outstanding Principal Amount of this Note at the Maturity Date, and in the coin or currency herein prescribed. This Note is a direct obligation of the Company. In the event of any liquidation, reorganization, winding up or dissolution, repayment of this Note shall not be subordinate in any respect to any other indebtedness of the Company outstanding as of the date of this Note or hereafter incurred by the Company. Such non-subordination shall extend without limiting the generality of the foregoing, to all indebtedness of the Company to banks, financial institutions; other secured lenders, equipment lessors and equipment finance companies, but shall exclude trade debts. Any warrants, options or other securities convertible into stock of the Company issued before the date hereof shall rank Pari passu with the Note in all respects.

5)

If at any time or from time to time after the date of this Note, the Common Stock issuable upon the conversion of the Note is changed into the same or different numbers of shares of any class or classes of stock, whether by recapitalization or otherwise, then in each such event the Holder shall have the right thereafter to convert the Note into the kind of security receivable in such recapitalization, reclassification or other change by holders of Common Stock, all subject to further adjustment as provided herein. In such event, the formula set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above-described transaction.

6)

This Note shall be governed by and construed in accordance with the laws of the State of Florida without regard to its choice of law rules. Each of the parties’ consents to the exclusive jurisdiction of the state or Federal courts of the State of Florida located in Miami-Dade County in connection with any dispute arising under this Note, and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. Each of the parties hereby waives the right to a trial by jury in connection with any dispute arising under this Note.

7)	The following shall constitute an "Event of Default":

a.	The Company shall default in the full payment of principal and interest on this Note after 12 months and same shall continue for a period of five (5) days; or

b.

Any of the representations or warranties made by the Company herein, in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Note shall be false or misleading in any material respect at the time made; or

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c.

The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Note and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

d.

The Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note and when required by this Note, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Note, the Agreement, and any such failure shall continue uncured for five (5) business days; or

e.

The Company shall make an assignment for the benefit of creditors or commence proceedings for its dissolution; or shall apply for or consent to the appointment of a trustee, liquidator, or receiver for its or for a substantial part of its property or business; or

f.

A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

g.

Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

h.

Any money judgment, writ or warrant of attachment, or similar process in excess of One Million ($1,000,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

i.

Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

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j.

After 14 days from the date of the issuance of the Note, the note holder shall have the right to convert all or any lesser portion of the outstanding Principal Amount plus accrued but unpaid Interest into Common Stock at a conversion price per share equal to $2.50 (post reverse stock split, the “Fixed Conversion Price”). The Common stock into which the Note is converted shall be referred to in this agreement as “Conversion Shares” which shall not be affected by a reverse stock split. The Holder may convert this Note into Common Stock by delivering a conversion notice, the form of conversion notice attached to the Note as Exhibit B (“Conversion Notice”), executed by the Holder of the Note evidencing such Holder’s intention to convert the Note. The Company shall bear any and all miscellaneous expenses that may arise as a result of conversion and delivery of shares of common stock in respect of the Note, including but are not limited to the cost of the issuance of a Rule 144 legal opinion, transfer agent fees, equity issuance and deposit fees, etc. At Holder’s option, any accrued costs paid by Holder may be subtracted from the dollar amount of any conversion of the Note.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider all obligations under this Note immediately due and payable within five (5) days of notice, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

8)

If one or more of the “Events of Default” as described above shall occur, then (a) the Rate shall increase to the eighteen percent (18%), and (b) the Company agrees to pay all costs and expenses, including reasonable attorney’s fees, which the Holder may incur in collecting any amount due under, or enforcing any terms of, this Note.

9)

Redemption. Redemption may be made within 360 calendar days from the date of the loan. Between day 0 to 360, the Company may redeem the outstanding principal, in whole or in part, upon three (3) business days’ written notice (the “Redemption Notice”) to the Holder, by making payment by wire transfer to Holder of 110% of the entire outstanding Principal Amount of the Note plus any accrued but unpaid Interest. If the Company delivers a written Redemption Notice, the Holder shall have the right to convert principal and interest on the Note into Conversion Shares for a period of three (3) business days from the date of the Redemption Notice.

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10)

Redemption: Repayment upon Qualified Financing. In the event that the Company consummates any kinds of financing of at least $8.0 million while the Note is outstanding (a “Qualified Financing”), the Company agrees to apply all proceeds from its Qualified Financing to repayment of this Note, upon the request by the Holder, until it has been paid in full.

11)

The Company covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, unless waived by the Holder or subsequent Holder in writing, the Company shall not (a) change the nature of its business; (b) sell, divest, change the structure of any material assets other than in the ordinary course of business; or (c) enter into any variable rate transactions, whether a similar transaction or any other debt instrument unless approved by the Holder. Moreover, the Company shall:

•	give prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in a materially adverse change in its financial condition or operations;

•	give prompt notice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a Material Adverse Effect (as defined in the Note Purchase Agreement) on the financial condition of the Company;

•	at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Note into Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the two (2) times outstanding Principal Amount of this Note plus accrued interest into Common Stock at the Fixed Conversion Price.

12)	Upon receipt by the Company of evidence from the Holder reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note,

a.	in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent, or

b.

(ii) in the case of mutilation, upon surrender and cancellation of this Note, then the Company at its expense will execute and deliver to the Holder a new Note, dated the date of the lost, stolen, destroyed or mutilated Note, and evidencing the outstanding and unpaid principal amount of the lost, stolen, destroyed or mutilated Note.

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13)

Reservation of Shares. Company shall instruct its transfer agent to reserve at least (500,000) five hundred thousand shares of its Common Stock for issuance to Holder in connection with conversion of this Note and shall provide Holder with a copy of such instruction letter.

14)

The Holder may not convert this Note to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Note are convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of Note that would result in the issuance of in excess of the permitted amount hereunder, without regard to any other shares that the Holder or its affiliates may beneficially own, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company.

15)

Maximum Rate. All provisions herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the “Maximum Rate”), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and Holder with respect to the indebtedness evidenced hereby.

16)	This Note constitute the entire agreement between the parties relating to the subject matter hereof, and may not be altered or amended except by written agreement signed by the parties.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized, as of the date first written above.

COMPANY:		HOLDER:

ELITE PERFORMANCE HOLDING CORP.		Blaise Cotogno

By:		By:
Name:	Joey Firestone	Name:	Blaise Cotogno
Title:	Chief Executive Officer	Title:	Individual

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Exhibit B.

NOTICE OF CONVERSION

The undersigned hereby elects to convert $100,000.00 principal and interest amount of this Note into Shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Elite Performance Holding Corp, a Nevada corporation (the “Company”), according to the conditions of the Convertible Promissory Note of the Company (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: ___________________

Account Number: ___________________

[X ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below:

Date of Conversion: 9/4/24

Conversion Price: $0.25

Shares to Be Delivered: 400,000

Outstanding Shares:            -

 Is this Conversion Below 9.99%: Yes / No

Remaining Principal Balance Due: $0.00

Signature:

Print Name: Blaise Cotogno

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Exhibit B

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

———————————---

COMMON STOCK PURCHASE WARRANT

Number of shares: 100,000	Holder: Blaise Cotogno Exercise

Price per Share: $2.00	Warrant No. 2024-003

Expiration Date: August 21, 2029	Issue Date: August 21, 2024

FOR VALUE RECEIVED, Elite Performance Holding Corp., a Nevada Corporation (the “Company”), hereby certifies that Greentree Financial Group, Inc., or its designated assigns (the “Warrant Holder”), is entitled to purchase the securities set forth below.

This Warrant entitles the Warrant Holder to purchase from the Company at any time after the Issue Date and before the Expiration Date ONE HUNDRED THOUSAND (100,000) shares (the “Warrant Shares”) of common stock (the “Common Stock”) of the Company at an exercise price of TWO DOLLAR (US $2.00) per share (as adjusted from time to time as provided in Section 7 hereof, the “Exercise Price”), at any time and from time to time from and after the Issue Date and through and including 5:00 p.m. New York time on the Expiration Date.

This Warrant is being issued pursuant to the terms of that certain Loan Agreement, dated as of August 20, 2024 by and between the Company and the Warrant Holder, (the “Loan Agreement”). Capitalized terms used herein but not otherwise defined herein, shall have the meanings given to them in the Loan Agreement. This Warrant shall be cashless until the underlying common shares are registered by the Company in an effective registration statement.

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This Warrant is subject to the following terms and conditions:

1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, unless provided notice to the contrary in accordance herewith.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Warrant Shares that may be issued upon the due exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of this Warrant, or any portion of this Warrant, in the Warrant Register, upon delivery by the Warrant Holder to the Company, pursuant to Section 11 of (i) this Warrant, and (ii) a duly completed and executed written assignment. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

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b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 11 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange, and will have the same Expiration Date as the original Warrant for which the New Warrant was exchanged.

5. Exercise of Warrants.

a. Exercise of this Warrant shall be made upon delivery to the Company pursuant to Section 11, of (i) this Warrant; (ii) a duly completed and executed election notice, in the form attached hereto (the “Election Notice”) and (iii) payment of the Exercise Price. Payment of the Exercise Price may be made at the option of the Warrant Holder either (a) in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to Exercise Price per share in effect at the time of exercise multiplied by the number of Warrant Shares specified in the Election Notice, or (b) through a cashless exercise as provided in Section 5(b) below. The Company shall promptly (but in no event later than three (3) business days after the “Date of Exercise,” as defined herein) issue or cause to be issued and cause to be delivered to the Warrant Holder in such name or names as the Warrant Holder may designate in the Election Notice, a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act, as applicable. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. All Warrant Shares delivered to the Warrant Holder the Company covenants, shall upon due exercise of this Warrant, be duly authorized, validly issued, fully paid and non-assessable.

b. If the closing price per share of the Common Stock (as quoted by the Nasdaq Capital Market or other principal trading market, if applicable) reported on the day immediately preceding the Date of Exercise (the “Fair Market Value”) of one share of Common Stock is greater than the Exercise Price of one Warrant Share (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Warrant Holder may elect to receive that number of Warrant Shares computed using the following formula:

X=Y (A-B)

          A

Where X= the number of shares of Common Stock to be issued to the Warrant Holder

Y= the number of shares of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A= Fair Market Value

B= Exercise Price (as adjusted to the date of such calculation)

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For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued. This cashless exercise provision shall not be available to the Warrant Holder if there is an effective registration statement on file with the SEC covering the shares underlying the Warrants and such registration statement stays effective.

c. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), (ii) the Election Notice (or attached to such New Warrant) appropriately completed and duly signed, and (iii) payment of the Exercise Price (if this Warrant is exercised on a cash basis) for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

d. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election to Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

e. Notwithstanding any other provision of this Warrant, the Warrant Holder may not exercise this Warrant if such exercise would cause Warrant Holder’s beneficial ownership (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) of the Common Stock of the Company to exceed 4.9% of its total issued and outstanding Common Stock or voting shares. Upon not less than sixty-one (61) days advance written notice, at any time or from time to time, the Warrant Holder at its sole discretion, may waive this provision of this Warrant.

f. Notwithstanding any other provision of this Warrant, the Warrant Holder may not exercise this Warrant if such exercise would cause Warrant Holder’s beneficial ownership (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) of the Common Stock of the Company to exceed 9.9% of its total issued and outstanding Common Stock or voting shares.

6. Common Share Issuance. Upon receipt by the Company of a written request from Warrant Holder to exercise any portion of any Warrant, subject to any limitations on exercise contained in any Warrant, the Company shall have three (3) business days (“Delivery Date”) to request issuance of the shares of Common Stock rightfully listed in such request. If the Company fails to timely deliver the shares through willful failure or deliberate hindrance, the Company shall pay to Warrant Holder in immediately available funds $1,000.00 per day past the Delivery Date that the shares are actually issued. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued. The Company agrees that the right to exercise its Warrants is a valuable right to Warrant Holder and a material consideration of it entering this Agreement. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Warrant Holder due to any such breach. The parties agree that this Section is not intended to in any way limit Warrant Holder’s right to pursue other remedies, including actual damages and/or equitable relief.

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7. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

a. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the Holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant). The Company shall ensure that the surviving entity in any Reorganization specifically assumes the Company’s obligations under this Warrant.

b. Exercise Price Adjustment. If at any time the Company grants, issues or sells any Common Stock, options to purchase Common Stock, securities convertible into Common Stock or rights relating to Common Stock (the “Purchase Rights”) to any person, entity, association, or other organization other than the Holder, at a price per share less than the Exercise Price, then the Exercise Price hereof shall be proportionately reduced to match the price per share of the Purchase Rights. For purposes of clarification, if the exercise price of the Warrant Shares is $2.00, and if the Company sells Common Stock at $1.00 per share at any time after the date hereof, then the Exercise Price of Holder’s Warrant Shares would be adjusted to $1.00. Notwithstanding, the Exercise Price may not exceed $2.00 per share in any case. This Section shall not apply to an Exempt Issuance as defined in the Loan Agreement.

c. Adjustments for Stock Dividends; Combinations, Etc. In case the Company shall do any of the following (an “Event”):

(i) declare a dividend or other distribution on its Common Stock payable in Common Stock of the Company,

(ii) subdivide the outstanding Common Stock pursuant to a stock split or otherwise, or

(iii) reclassify its Common Stock,

then the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any such Event; however, there shall be no adjustment to the Exercise Price or issuable Warrant Shares in the event of a reverse stock split or other reduction in the authorized Common Stock of the Company.

d. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

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8. Registration Rights. If, after the date hereof, the Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission”) a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Warrant Holder written notice of such determination and, unless the Warrant Holder objects to the registration of the Warrant Shares or any part thereof in writing within ten (10) calendar days after receipt of such notice, the Company shall include in such registration statement all of the Warrant Shares, subject to customary cutbacks applicable to all holders of registration rights. To the extent not all of the Warrant Shares may be included for registration in the registration statement, as a result of the Commission’s application of Rule 415 under the 1933 Act, priority in such registration statement will be given to the other Common Stock included therein in preference to the Warrant Shares except no preference shall be given to shares held by affiliates. The obligations of the Company under this Section may be waived by the Warrant Holder. Notwithstanding anything to the contrary herein, the registration rights granted to the Warrant Holder shall not be applicable for such times as such Warrant Shares may be sold by the Holder thereof without restriction pursuant to Rule 144 of the 1933 Act.

9. Forced Exercise. If at any time following the sixty day anniversary of an initial public offering, and (i) a Registration Statement registering the Common Stock underlying the Warrants with the Commission has gone effective, and is still effective, (ii) the 20-day volume- weighted daily average price of the Company’s Common Stock exceeds $6 per share, (iii) the average daily trading volume is at least 500,000 shares during such 20-day period, and (iv) an Event of Default under the Note shall not have occurred, then the Company shall have the option for thirty (30) days thereafter to elect to call the Warrant Holder’s unexercised Warrants at a price per Warrant equal to $_.00 per Warrant; provided that, the Company must provide the Warrant Holder with written notice of its intent to redeem , and the Warrant Holder shall have thirty (30) days after receipt of such notice (the “Exercise Period”) to elect to exercise any such Warrants by providing the Company with an exercise notice and payment of the Exercise Price per the terms of the Warrant.

10. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are (a) delivered if delivered in person or (b) sent, if sent by email; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

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If to the Company:

Elite Performance Holding Corp. 3301 NE 1st Ave,

Suite M704 Miami , FL 33137

Attn: Joey Firestone

If to the Warrant Holder:

Cynthia Nirdosh 1 Ocean Drive APT 22D

Brooklyn, NY 11224

Email Address: blaisec128@gmail.com

Attn: Blaise Cotogno

12. Miscellaneous.

a. This Warrants is being granted pursuant to the terms of that certain Loan Agreement dated as of August 20, 2024 by and between the Company and the Warrant Holder. If not otherwise defined herein, all capitalized terms herein shall have the meanings given to them in the Loan Agreement. Further, all of the terms, representations, warranties, agreements, covenants and conditions set forth in the Loan Agreement are incorporated herein by reference. To the extent that there is a conflict between any condition, term or provision of this Warrant and the Loan Agreement, the conditions, terms, and provisions set forth herein shall specifically supersede the conflicting conditions, provisions and/or terms in the Loan Agreement.

b. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder. Holder may assign this Warrant without consent from the Company but in accordance with the restrictions herein.

c. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

d. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof.

e. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

f. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

g. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

Elite Performance Holding Corp.

By:
Name:	Joey Firestone
Title:	Chief Executive Officer

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FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: Elite Performance Holding Corp.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase (check applicable box):

☐	___________ shares of the Common Stock covered by such Warrant; or

☐	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth therein.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $____________. Such payment takes the form of (check applicable box or boxes):

☐	$____________ in lawful money of the United States; and/or

☐

the cancellation of such portion of the attached Warrant as is exercisable for a total of ___________ shares of Common Stock (using a Fair Market Value of $________ per share for purposes of this calculation); and/or

☐

the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 5 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 5.

After application of the cashless exercise feature as described above, _________________ shares of Common Stock are required to be delivered pursuant to the instructions below.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Name of Warrant Holder:

(Print)
(By:)
(Name:)
(Title:)
Signatures must conform in all respects to the name of the Warrant Holder on the face of the Warrant.

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